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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2006

                        ALLIED HEALTHCARE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-19266                  25-1370721
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                1720 SUBLETTE AVENUE, SAINT LOUIS, MISSOURI 63110
                    (address of principal executive offices)

Registrant's telephone number, including area code: (314) 771-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     (B) On October 27, 2006, the Registrant was advised by James B. Hickey, Jr., a director of the Company since 1998, that he intends to withdraw his nomination for reelection to the Board of Directors at the Annual Meeting of Shareholders to be held on November 16, 2006, due to increased demands on his time at his principal employment.

     (D) On October 27, 2006, the Registrant announced that the directors, acting by unanimous written consent, have elected Joseph E. Root as a director of the Company and that Mr. Root will be added to the slate of directors to be reelected to the Board of Directors at the forthcoming Annual Meeting of Shareholders.

          Mr. Root, 61, is an attorney and has been of counsel to the Haynes Beffel & Wolfeld LLP firm in Half Moon Bay, California, since September 2005. Mr. Root practices in the field of intellectual property, technology and patent law. From 2002 until joining Haynes Beffel & Wolfeld, he assisted in establishing the intellectual property department of SAP based in Palo Alto, California, and as Senior IP Counsel to SAP AG. SAP AG, an NYSE listed company, is a German headquartered, worldwide leader in enterprise management software.

          During the 2000 to 2002 period, Mr. Root served as general counsel and corporate secretary to two affiliate public companies: Fidelity National Information Systems and Micro General Corp. From 1995 until 2000 he was General Counsel of Marquip, Inc. in Phillips, Wisconsin. Prior to those positions he served as an attorney specializing in intellectual property litigation and technology matters with Johnson Controls, Inc., RJR-Nabisco, Inc. and in private practice with New York offices of the Bryan Cave and Kenyon & Kenyon firms.

          Mr. Root received his undergraduate degree and training as an engineer at the United States Military Academy at West Point and served in the Army prior to attending law school. He received his Juris Doctor degree from Wake Forest University in 1981.

          Mr. Root is not currently an officer or director of any publicly-held company. He has advised Allied that he is the direct or indirect beneficial owner of 2,000 shares of the Company's common stock. Under the terms of the Company's Incentive Stock Plan for Non-Employee Directors (which is being submitted for approval at the forthcoming Annual Meeting of Shareholders), Mr. Root will be granted an option to acquire 10,000 shares of the Company's Common Stock at the closing market price on October 27, 2006, as a formula award under section 5(h)(1) of the Plan. Mr. Root will be assigned to service on committees of the Board of Directors following the Annual Meeting of Shareholders.

The developments referenced above are being announced in a press release issued on October 27, 2006. A copy of the press release is furnished as an exhibit hereto.
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As a result of the developments reported above, the size of the Registrant's
Board of Directors will return to five members as of the Annual Shareholders Meeting which will be held on Thursday morning, November 16, 2006. Proxies for the election of directors and other business to be conducted at the Annual Meeting are currently being solicited by the Company's Board and management. As a result of these developments, proxies received which authorize a vote for Mr. Hickey will instead be voted for Mr. Root. Any shareholder who wishes to change or revoke a proxy already submitted should follow the procedures set forth in the Company's Proxy Statement dated October 13, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (c)  Exhibits

          Exhibit 99.1 Press Release dated October 27, 2006.

                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ALLIED HEALTHCARE PRODUCTS, INC.


Date: October 27, 2006                 By: /s/ Daniel C. Dunn
                                            ------------------------------------
                                            Daniel C. Dunn
                                            Vice-President, Chief Financial
                                            Officer and Secretary